ION reports second quarter 2018 results
Second quarter revenues down 46% compared to one year ago
Delayed sales in second quarter build momentum for a strong second half
HOUSTON – August 1, 2018 – ION Geophysical Corporation (NYSE: IO) today reported revenues of $24.7 million in the second quarter 2018, a 46% decrease compared to revenues of $46.0 million one year ago. ION’s net loss was $25.9 million, or $(1.86) per share, compared to a net loss of $10.4 million, or $(0.88) per share in the second quarter 2017. Excluding special items in the second quarter 2018, the Company reported an Adjusted net loss of $23.4 million, or $(1.68) per share. A reconciliation of special items to the financial results can be found in the tables of this press release.
The Company reported Adjusted EBITDA of $(7.9) million for the second quarter 2018, a decrease from the Adjusted EBITDA of $13.6 million one year ago. A reconciliation of Adjusted EBITDA to the closest comparable GAAP numbers can be found in the tables of this press release.
Net cash flows from operations were $(0.8) million during the second quarter 2018, compared to $1.7 million in the second quarter 2017. Total net cash flows, including investing and financing activities, were $(6.4) million, which are comparable to one year ago. At June 30, 2018, the Company had $44.3 million of cash on hand, and nothing drawn from its $23.3 million of available borrowing capacity under its revolving credit facility.
Brian Hanson, ION’s President and Chief Executive Officer, commented, “We are disappointed with the quarterly results, where a number of deals in our pipeline did not close. The opportunities did not disappear; the timing of the decision slipped, setting the potential for a strong back half of the year. For example, we experienced a decrease in multi-client revenues partially due to a delayed license round that resulted in certain customers pushing their commitments to our program to the second half of 2018. For this reason, and based on heightened activity and momentum, we still believe that 2018 will be a significant improvement on 2017 on a full-year basis. All key leading indicators and metrics of our business are up including our multi-client sales pipeline, license round activity, imaging services tenders, Marlin deployments, the number of active ocean bottom crews and oil and gas reserve replenishment becoming a greater priority than capital efficiency for our oil and gas customers. I encourage you to join our earnings call for more details about the upward trajectory of our business.”
For the first half of 2018, the Company reported revenues of $58.3 million, a net loss of $44.3 million, or $(3.31) per share, compared revenues of $78.6 million, a net loss of $33.8 million, or $(2.85) per share in the first half of 2017. Excluding special items in both periods, the Company reported an Adjusted net loss of $40.6 million, or $(3.03) per share, compared to an Adjusted net loss of $28.8 million, or $(2.43) per share in the first half of 2017. First half of 2018 Adjusted EBITDA was $(7.8) million, compared to $13.6 million in the first half of 2017.
Net cash flows from operations were $(0.2) million, compared to $3.5 million in the first half of 2017. Total net cash flows, including investing and financing activities, were $(7.7) million, compared to $(9.5) million in the first half of 2017. Net cash flows for the first half of 2018 reflect the $47.2 million of net proceeds received from the Company’s first quarter equity offering. A portion of those proceeds were used to retire the $28.5 million of third lien notes. The Company also repaid the $10.0 million of outstanding indebtedness under its revolving credit facility during the first quarter. As a result of the Company’s 2018 debt repayments, only $0.5 million of current debt remained outstanding at June 30, 2018, and the Company’s remaining long-term debt is $120.6 million of second lien notes that mature in December 2021.
SECOND QUARTER 2018
The Company’s segment revenues for the second quarter were as follows (in thousands):

	Three Months Ended June 30,
	2018	2017	% Change
E&P Technology & Services	$15,188	$33,882	(55)%
Operations Optimization	9,555	12,119	(21)%
Ocean Bottom Integrated Technologies	—	—	—
Total	$24,743	$46,001	(46)%
Within the E&P Technology & Services segment, multi-client revenues were $9.9 million, a decrease of 67%, with both new venture and data library revenues experiencing significant declines compared to the second quarter 2017. The decrease in multi-client revenues was partially due to a delay in a key bid round announcement. The delayed announcement resulted in many customers pushing their commitments to the Company’s program to the second half of 2018. Imaging Services revenues were $5.3 million, a 28% increase, due to an increase in proprietary ocean bottom nodal imaging projects.
Within the Operations Optimization segment, Optimization Software & Services revenues were $4.8 million, an 8% increase from the second quarter 2017. The increase in Optimization Software & Services revenues was due to an increase in subscription-based software revenues and hardware sales of its Gator™ ocean bottom command and control software and from a positive impact due to changes in foreign currencies. Devices revenues were $4.8 million, a 38% decrease from the second quarter 2017. Devices continues to be impacted by reduced towed streamer seismic contractor activity, resulting in further declines in new system sales as well as repair and replacement revenues.
The Ocean Bottom Integrated Technologies segment contributed no revenues during the second quarter.
Consolidated gross margin for the quarter was (6)%, compared to 34% in the second quarter 2017. Gross margin in E&P Technology & Services was (32)%, compared to 35% one year ago. The decrease in E&P Technology & Services gross margin was result of the decline in revenues. Operations Optimization gross margin was 52%, consistent with the second quarter 2017.
Consolidated operating expenses, as adjusted, were $18.5 million, down 4% from $19.2 million in the second quarter 2017. Operating margin, as adjusted, was (81)%, compared to (8)% in the second quarter 2017. The decline in operating margin was the result of the decrease in revenues.
YEAR-TO-DATE 2018
The Company’s segment revenues for the first six months of the year were as follows (in thousands):

	Six Months Ended June 30,
	2018	2017	% Change
E&P Technology & Services	$39,756	$57,192	(30)%
Operations Optimization	18,495	21,365	(13)%
Ocean Bottom Integrated Technologies	—	—	—
Total	$58,251	$78,557	(26)%
Within the E&P Technology & Services segment, multi-client revenues were $29.5 million, a decrease of 38%, with new venture revenues decreasing 19% and data library revenues decreasing 62% from the first six months of 2017. Imaging Services revenues were $10.2 million, a 3% increase. The change in revenues during the first six months is fairly consistent with the changes described in the aforementioned section.
Within the Operations Optimization segment, Optimization Software & Services revenues were $9.6 million, a 10% increase compared to the first six months of 2017. Devices revenues were $8.9 million, a 30% decrease from the first six months of 2017.
The Ocean Bottom Integrated Technologies segment contributed no revenues during the first six months of the year.
Consolidated gross margin was 9%, compared to 28% in the first six months of 2017. Gross margin in E&P Technology & Services was (1)%, down from 28% in the first six months of 2017. The decrease in E&P Technology & Services gross margin was result of the decline in revenues. Operations Optimization gross margin was 50%, compared to 52% in the first six months of 2017.
Consolidated operating expenses, as adjusted, were $36.8 million, down 6% from $39.2 million in the first six months of 2017. Operating margin, as adjusted, was (54)%, compared to (22)% in the first six months of 2017. The decrease in operating margin was due to the decline in revenues.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, August 2, 2018, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 16, 2018. To access the replay, dial (877) 660-6853 and use pass code 13681609#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION develops and leverages innovative technologies, creating value through data capture, analysis and optimization to enhance critical decision-making, enabling superior returns. For more information, visit iongeo.com.

Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the risks associated with the timing and development of ION Geophysical Corporation's products and services; pricing pressure; decreased demand; changes in oil prices; and political, execution, regulatory, and currency risks. These risks and uncertainties also include risks associated with the WesternGeco litigation and other related proceedings. We cannot predict the outcome of this litigation or the related proceedings. For additional information regarding these various risks and uncertainties, including the WesternGeco litigation, see our Form 10-K for the year ended December 31, 2017, filed on February 8, 2018. Additional risk factors, which could affect actual results, are disclosed by the Company in its fillings with the Securities and Exchange Commission ("SEC"), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Service revenues	$15,752	$34,454	$40,838	$58,282
Product revenues	8,991	11,547	17,413	20,275
Total net revenues	24,743	46,001	58,251	78,557
Cost of services	22,033	24,827	44,362	47,126
Cost of products	4,227	5,556	8,553	9,712
Gross profit (loss)	(1,517)	15,618	5,336	21,719
Operating expenses:
Research, development and engineering	4,259	4,107	8,514	7,602
Marketing and sales	6,007	4,931	11,105	9,417
General, administrative and other operating expenses	10,736	10,152	20,876	22,184
Total operating expenses	21,002	19,190	40,495	39,203
Loss from operations	(22,519)	(3,572)	(35,159)	(17,484)
Interest expense, net	(2,911)	(4,241)	(6,747)	(8,705)
Other income (expense), net	84	192	(707)	(4,876)
Loss before income taxes	(25,346)	(7,621)	(42,613)	(31,065)
Income tax expense	154	2,402	1,226	1,984
Net loss	(25,500)	(10,023)	(43,839)	(33,049)
Net income attributable to noncontrolling interest	(366)	(418)	(453)	(734)
Net loss attributable to ION	$(25,866)	$(10,441)	$(44,292)	$(33,783)
Net loss per share:
Basic	$(1.86)	$(0.88)	$(3.31)	$(2.85)
Diluted	$(1.86)	$(0.88)	$(3.31)	$(2.85)
Weighted average number of common shares outstanding:
Basic	13,928	11,875	13,374	11,847
Diluted	13,928	11,875	13,374	11,847

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	June 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$44,349	$52,056
Accounts receivable, net	15,375	19,478
Unbilled receivables	15,046	37,304
Inventories	14,925	14,508
Prepaid expenses and other current assets	5,961	7,643
Total current assets	95,656	130,989
Deferred income tax asset	3,614	1,753
Property, plant, equipment and seismic rental equipment, net	48,442	52,153
Multi-client data library, net	82,576	89,300
Goodwill	23,543	24,089
Intangible assets, net	1,082	1,666
Other assets	731	1,119
Total assets	$255,644	$301,069
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$459	$40,024
Accounts payable	26,173	24,951
Accrued expenses	28,936	38,697
Accrued multi-client data library royalties	27,988	27,035
Deferred revenue	8,402	8,910
Total current liabilities	91,958	139,617
Long-term debt, net of current maturities	117,159	116,720
Other long-term liabilities	12,606	13,926
Total liabilities	221,723	270,263
Equity:
Common stock	140	120
Additional paid-in capital	951,349	903,247
Accumulated deficit	(899,213)	(854,921)
Accumulated other comprehensive loss	(19,634)	(18,879)
Total stockholders’ equity	32,642	29,567
Noncontrolling interest	1,279	1,239
Total equity	33,921	30,806
Total liabilities and equity	$255,644	$301,069

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(25,500)	$(10,023)	$(43,839)	$(33,049)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization (other than multi-client data library)	2,255	4,353	4,778	9,030
Amortization of multi-client data library	9,764	12,675	19,557	21,933
Stock-based compensation expense	1,231	535	2,043	1,169
Accrual for loss contingency related to legal proceedings	—	—	—	5,000
Deferred income taxes	(1,749)	977	(1,866)	(932)
Change in operating assets and liabilities:
Accounts receivable	13,980	(2,681)	3,896	2,075
Unbilled receivables	3,094	(194)	24,013	(5,542)
Inventories	(281)	714	(445)	440
Accounts payable, accrued expenses and accrued royalties	(474)	(3,571)	(10,629)	(6,059)
Deferred revenue	(2,826)	(1,672)	(445)	5,521
Other assets and liabilities	(306)	537	2,733	3,905
Net cash (used in) provided by operating activities	(812)	1,650	(204)	3,491
Cash flows from investing activities:
Cash invested in multi-client data library	(4,542)	(5,119)	(13,782)	(8,482)
Purchase of property, plant, equipment and seismic rental assets	(363)	(866)	(424)	(915)
Net cash used in investing activities	(4,905)	(5,985)	(14,206)	(9,397)
Cash flows from financing activities:
Payments under revolving line of credit	—	—	(10,000)	—
Payments on notes payable and long-term debt	(555)	(1,451)	(29,699)	(3,157)
Net proceeds from issuance of stock	—	—	47,219	—
Dividend payment to non-controlling interest	(200)	—	(200)	—
Other financing activities	(306)	(10)	(881)	(296)
Net cash provided by (used in) financing activities	(1,061)	(1,461)	6,439	(3,453)
Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	377	(578)	264	(169)
Net decrease in cash, cash equivalents and restricted cash	(6,401)	(6,374)	(7,707)	(9,528)
Cash, cash equivalents and restricted cash at beginning of period	51,113	50,279	52,419	53,433
Cash, cash equivalents and restricted cash at end of period	$44,712	$43,905	$44,712	$43,905
The following table is a reconciliation of cash and cash equivalents to total cash, cash equivalents, and restricted cash:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash and cash equivalents	$44,349	$43,272	$44,349	$43,272
Restricted cash included in prepaid expenses and other current assets	60	330	60	330
Restricted cash included in other long-term assets	303	303	303	303
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$44,712	$43,905	$44,712	$43,905

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues:
E&P Technology & Services:
New Venture	$8,125	$19,986	$21,851	$26,935
Data Library	1,725	9,710	7,673	20,316
Total multi-client revenues	9,850	29,696	29,524	47,251
Imaging Services	5,338	4,186	10,232	9,941
Total	15,188	33,882	39,756	57,192
Operations Optimization:
Devices	4,761	7,679	8,919	12,669
Optimization Software & Services	4,794	4,440	9,576	8,696
Total	9,555	12,119	18,495	21,365
Ocean Bottom Integrated Technologies	—	—	—	—
Total	$24,743	$46,001	$58,251	$78,557
Gross profit (loss):
E&P Technology & Services	$(4,856)	$11,921	$(513)	$15,931
Operations Optimization	4,933	6,258	9,244	11,045
Ocean Bottom Integrated Technologies	(1,594)	(2,561)	(3,395)	(5,257)
Total	$(1,517)	$15,618	$5,336	$21,719
Gross margin:
E&P Technology & Services	(32)%	35%	(1)%	28%
Operations Optimization	52%	52%	50%	52%
Ocean Bottom Integrated Technologies	—%	—%	—%	—%
Total	(6)%	34%	9%	28%
Income (loss) from operations:
E&P Technology & Services	$(10,206)	$6,353	$(11,000)	$5,257
Operations Optimization	1,243	3,022	2,029	4,571
Ocean Bottom Integrated Technologies	(2,926)	(3,860)	(5,755)	(7,868)
Support and other	(10,630)	(9,087)	(20,433)	(19,444)
Loss from operations	(22,519)	(3,572)	(35,159)	(17,484)
Interest expense, net	(2,911)	(4,241)	(6,747)	(8,705)
Other income (expense), net	84	192	(707)	(4,876)
Loss before income taxes	$(25,346)	$(7,621)	$(42,613)	$(31,065)

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Loss
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net loss before interest expense, interest income, income taxes, depreciation and amortization charges, and other charges including, without limitation, changes in the loss contingency reserve related to legal proceedings and stock appreciation rights expense. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. Additionally, due to the recent increase in the Company’s stock price and impact of reflecting its stock appreciation awards at their fair value, the Company is presenting Adjusted EBITDA, excluding the impact of stock appreciation awards, to assist in the comparability to its prior year results.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(25,500)	$(10,023)	$(43,839)	$(33,049)
Interest expense, net	2,911	4,241	6,747	8,705
Income tax expense	154	2,402	1,226	1,984
Depreciation and amortization expense	12,019	17,028	24,335	30,963
Accrual for loss contingency related to legal proceedings	—	—	—	5,000
Stock appreciation rights expense	2,495	—	3,738	—
Adjusted EBITDA	$(7,921)	$13,648	$(7,793)	$13,603

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Special Items to Net Loss per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is adjusted income (loss) from operations or adjusted net income (loss), which excludes certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the tables below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three months ended June 30, 2018 and the six months ended June 30, 2018 and 2017:

	Three Months Ended June 30, 2018
	As Reported	Special Items		As Adjusted
Net revenues	$24,743	$—		$24,743
Cost of sales	26,260	—		26,260
Gross profit (loss)	(1,517)	—		(1,517)
Operating expenses	21,002	(2,495)	(1)	18,507
Loss from operations	(22,519)	2,495		(20,024)
Interest expense, net	(2,911)	—		(2,911)
Other income, net	84	—		84
Income tax expense	154	—		154
Net loss	(25,500)	2,495		(23,005)
Net income attributable to noncontrolling interest	(366)	—		(366)
Net loss attributable to ION	$(25,866)	$2,495		$(23,371)
Net loss per share:
Basic	$(1.86)			$(1.68)
Diluted	$(1.86)			$(1.68)
Weighted average number of common shares outstanding:
Basic	13,928			13,928
Diluted	13,928			13,928

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted
Net revenues	$58,251	$—		$58,251	$78,557	$—		$78,557
Cost of sales	52,915	—		52,915	56,838	—		56,838
Gross profit	5,336	—		5,336	21,719	—		21,719
Operating expenses	40,495	(3,738)	(1)	36,757	39,203	—		39,203
Loss from operations	(35,159)	3,738		(31,421)	(17,484)	—		(17,484)
Interest expense, net	(6,747)	—		(6,747)	(8,705)	—		(8,705)
Other income (expense), net	(707)	—		(707)	(4,876)	5,000	(2)	124
Income tax expense	1,226	—		1,226	1,984			1,984
Net loss	(43,839)	3,738		(40,101)	(33,049)	5,000		(28,049)
Net income attributable to noncontrolling interest	(453)	—		(453)	(734)	—		(734)
Net loss attributable to ION	$(44,292)	$3,738		$(40,554)	$(33,783)	$5,000		$(28,783)
Net loss per share:
Basic	$(3.31)			$(3.03)	$(2.85)			$(2.43)
Diluted	$(3.31)			$(3.03)	$(2.85)			$(2.43)
Weighted average number of common shares outstanding:
Basic	13,374			13,374	11,847			11,847
Diluted	13,374			13,374	11,847			11,847

(1)	Represents stock appreciation right awards expense in the first and second quarters of 2018

(2)	Represents an accrual related to the WesternGeco legal contingency during the first quarter 2017